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                                                                     EXHIBIT 4.3
                                                                  EXECUTION COPY

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                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                    Depositor

                             BOMBARDIER CAPITAL INC.
                                    Servicer

                                       and

                              BANKERS TRUST COMPANY
                                     Trustee

                      Bombardier Receivables Master Trust I

                               AMENDMENT NUMBER 2

                          Dated as of October 19, 1999

                                       to

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 1994

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     Amendment Number 2 dated as of October 19, 1999 (this "Amendment") to the
Pooling and Servicing Agreement dated as of January 1, 1994, as amended by Amendment Number 1 dated as of January 1, 1997 (as amended by Amendment Number 1, the "Agreement"), each among Bombardier Credit Receivables Corporation (the "Depositor"), a Delaware corporation, as Depositor, Bombardier Capital Inc. ("BCI"), a Massachusetts corporation, as Servicer, and Bankers Trust Company, a New York banking corporation, as Trustee.

     WHEREAS, Section 13.01 of the Agreement provides that, under the circumstances and subject to the conditions set forth therein, the Agreement may be amended from time to time and, in accordance therewith, by the execution and delivery of this Amendment, the parties hereby amend the Agreement to the extent and on the terms set forth in this Amendment.

     WHEREAS, the Depositor and BCI have entered into a Series 1997-1 Supplement dated as of January 1, 1997 among the Depositor, BCI and Bankers Trust Company, as Trustee (the "Series 1997-1 Supplement");

     WHEREAS, the Depositor and BCI have entered into a Series 1996-1 Supplement dated as of May 14, 1996 among the Depositor, BCI and Bankers Trust Company, as Trustee (as amended and restated on April 16, 1997 and as thereafter amended, the "Series 1996-1 Supplement");

     WHEREAS, the Depositor and BCI have entered into a Series 1997-2 Supplement dated as of December 10, 1997 among the Depositor, BCI and Bankers Trust Company, as Trustee (as amended, the "Series 1997-2 Supplement"); and

     WHEREAS, (i) with respect to the Series 1997-1 Supplement, an opinion of counsel for the Depositor has been delivered to the Trustee, (ii) with respect to the Series 1996-1 Supplement, the Administrative Agent (as defined therein) has consented to this Amendment, and (iii) with respect to the Series 1997-2 Supplement, the Administrative Agent (as defined therein) has consented to this Amendment.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Cross Reference to Definitions in Agreement. Capitalized

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terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meaning assigned to such terms in the Agreement.

     SECTION 1.02. Terms Confined to this Amendment. Whenever used in this Amendment, the following words shall have the following meanings:

     "Amendment" shall mean this Amendment Number 2 dated as of October 19, 1999 to the Agreement, as such Amendment Number 2 may be modified, amended and supplemented hereafter.

     "Series 1997-1 Certificates" shall mean those Certificates issued pursuant to the Supplement to the Agreement designated as the Series 1997-1 Supplement dated as of January 1, 1997, as modified, amended and supplemented from time to time.

     "Series 1997-1 Final Payment Date" shall mean the date on which the full amount of the principal amount of the Series 1997-1 Certificates and all interest accrued thereon have been paid in full.

                                   ARTICLE II

                            Amendments to Definitions

     SECTION 2.01. As of the Series 1997-1 Final Payment Date, the definition of "Defaulted Receivables" shall be amended to read as follows:

     "Defaulted Receivables" shall mean, for any Collection Period, without duplication, (a) all Receivables (other than Receivables that were designated as Ineligible Receivables at the time of transfer to the Trust) in an Account which are charged off by the Servicer as uncollectible in respect of the immediately preceding Collection Period, (b) all Receivables that have been SAU for more than 90 days, and (c) all Receivables which were Eligible Receivables when transferred to the Trust on the initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which were not Eligible Receivables for any six consecutive Distribution Dates (inclusive of the Distribution Date on which such determination is being made) after such Account became an Ineligible Account. Receivables will not be Defaulted Receivables merely because they become Ineligible Receivables.

                                   ARTICLE III

                                  Miscellaneous

     SECTION 3.01. Counterparts. This Amendment may be executed in two or

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more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 3.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

     SECTION 3.03. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

     SECTION 3.04. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.


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     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year specified on the signature page hereof.

                                         BOMBARDIER CREDIT RECEIVABLES
                                         CORPORATION, Depositor

                                         By:  /s/ James Dolan
                                            -----------------------------------
                                            Name: James Dolan
                                            Title: Treasurer

                                         By:  /s/ Jean O'Neill
                                            -----------------------------------
                                            Name: Jean O'Neill
                                            Title: Secretary


                                         BOMBARDIER CAPITAL INC., Servicer

                                         By:  /s/ James Dolan
                                            -----------------------------------
                                            Name: James Dolan
                                            Title: Treasurer

                                         By:  /s/ Jean O'Neill
                                            -----------------------------------
                                            Name: Jean O'Neill
                                            Title: Secretary

                                         BANKERS TRUST COMPANY, Trustee

                                         By:  /s/ Franco B. Talavera
                                            -----------------------------------
                                            Name: Franco B. Talavera
                                            Title: Assistant Vice President

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                                         Consented to by:

                                         MORGAN GUARANTY TRUST COMPANY OF NEW
                                         YORK, as Administrative Agent as
                                         defined in the Series 1996-1
                                         Supplement, and as attorney-in-fact for
                                         the Delaware Funding Corporation as APA
                                         Purchaser under that Asset Purchase
                                         Agreement dated as of May 14, 1996, as
                                         amended

                                         By:  /s/ Janine D. Marsini
                                            -----------------------------------
                                            Name: Janine D. Marsini
                                            Title: Vice President

                                         Consented to by:

                                         ABN AMRO BANK N.V., as Administrative
                                         Agent

                                         By:  /s/ Therese M. Grenley
                                            -----------------------------------
                                            Name: Therese M. Grenley
                                            Title: Vice President

                                         Consented to by:

                                         BOMBARDIER CREDIT RECEIVABLES
                                         CORPORATION, as holder of the Variable
                                         Funding Certificate

                                         By: /s/ James Dolan
                                            -----------------------------------
                                            Name: James Dolan
                                            Title: Treasurer

                                         By:  Jean O'Neill
                                            -----------------------------------
                                            Name: Jean O'Neill
                                            Title: Secretary

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